AGREEMENT

         THIS AGREEMENT is entered into this ___ day of June, 1998, between George H. Badger with offices at 550 Northmont Way, Salt Lake City, UT 84103 (herein referred to as "Badger"), and American Resources & Development Company, whose office is at 102 West 500 South, Suite 318, Salt Lake City, UT 84101 (herein referred to as "ARDCO").
                                   WITNESSETH:

         WHEREAS, Badger is aware, of financing opportunities that may be of interest to ARDCO; and

         WHEREAS, ARDCO desires to be put in contact with such persons and/or companies;

         NOW, THEREFORE, in consideration of the foregoing premises, the agreements, covenants and promises set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

1. Whenever Badger refers a prospect to ARDCO, Badger shall give ARDCO as much preliminary information as is reasonably available to Badger about the prospect. After reviewing such preliminary information furnished by Badger, ARDCO shall advise Badger as to whether or not it intends to pursue the prospect.

2. In the event Badger refers ARDCO or its agents and/or others within the ARDCO organization that results in any business being transacted between the Badger referral and ARDCO or any of its company's or affiliates; Badger, or his assignees will be paid the following transaction fee based on the amount invested and/or loaned and/or from the profits derived from the transaction:

                  5% of the first $1 million (or less), plus 4% of the second million (or fraction), plus 3% of the third million (or fraction), plus 2% of the fourth million (or fraction), plus 1.5% of the amount in excess of $4 million.

3. The transaction fee shall be paid at the time of closing of any particular transaction except that portion that may be related to deferred profits, and will be paid as those profits are earned. ARDCO hereby assigns to Badger a portion of the proceeds of any transaction equal to the fee payable to Badger, and hereby authorizes and directs that said fee be paid directly to Badger from the proceeds at the time of closing or payment.

4. ARDCO acknowledges and agrees that Badger has a proprietary interest in all of the introductions and / or arrangements he makes; therefore, for a period of 36 months from the date ARDCO notifies Badger that it is no longer pursuing any

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particular  referral prospect and / or investment or joint venture  opportunity;
and, should anything develop with said referral within the 36 month period, ARDCO agrees to pay or cause to be paid to Badger and / or his assigns the transaction fees set forth in paragraph two.

5. ARDCO further agrees that it will not circumvent Badger in the pursuit, development, investment, acquisition, merger, or joint venture of any prospect referred to it, and should it do so ARDCO will pay or cause to be paid to Badger the transaction fees set forth in paragraph two. ARDCO's obligations with respect to non-circumvention and non-disclosure of contacts referred by Badger shall survive the termination of this Agreement for at least 24 months.

6. This agreement shall be governed by the laws of the state of Utah. All litigation pertaining to this agreement shall be only in the Courts of the State of Utah, and ARDCO hereby consents that the Utah Courts shall have personal jurisdiction over him in such litigation.. Any defaulting party agrees to pay all costs of enforcement, including a reasonable attorney's fee. If any provision or term of this Agreement shall be found by the action of any court of competent jurisdiction to be void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect as if such void or unenforceable provision or term had not been a part hereof.

7. This Agreement constitutes the entire agreement between the Parties and supersedes any and all oral or written promises, understandings, proposals or communications, except as may be expressly incorporated herein; and the Parties hereto have made no representations, warranties or promises one to the other except as expressly contained herein.

 THIS AGREEMENT shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and assignees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the date first above written.

AMERICAN RESOURCES & DEVELOPMENT COMPANY


                                    /s/ Karl F. Badger
                                    ------------------------------
                                    By:  Karl F. Badger, President
ATTEST:

------------------------
Secretary,
                                   /s/ George H. Badger
                                   ------------------------
                                   George H. Badger